                                                                    Exhibit 10.2

                          An Exodus Proposed Solution

                           Designed Specifically for

                                     [LOGO]

                                  El Sitio USA
                               (www.elsitio.com)

                                 June 10, 1999

                                  Prepared by:
                                Carlos E. Ortega
                               Account Executive
                                 (408) 346-2461
                               cortega@exodus.net

                         INTERNET DATA CENTER SERVICES
                                   ORDER FORM

Customer Name:          El Sitio USA
Form Date:              06/01/99
Form No.:               0601-3ceo
Installation Site(s):   New Jersey
Type of Service(s):                 New        [X]    Upgrade      [_]
                                    Additional [_]    Cancellation [_]

Service Provider Services
------------------------------------------------------------------------------------------------------------------------------------
   Internet Data                 Brief Description                   Qty       Unit       Service          Extended         Extended
  Center Services         (Detailed description attached)                     Price       Provider           Non-           Monthly
                                                                                          Discount        Recurring           Fees
                                                                                                             Fees
------------------------------------------------------------------------------------------------------------------------------------
ISP-FAST-U5           5Mbps base Fast Ethernet with                   1        $6,800        30%                              $4,760
                      100Mbps burstability
------------------------------------------------------------------------------------------------------------------------------------
ISP-FAST-SU           Setup Fast Ethernet Network                     1        $3,450        30%            $2,415
------------------------------------------------------------------------------------------------------------------------------------
ISP-VDC               Virtual Data Center                             2        $7,000        30%                              $9,800
                      (7' x 8'4 Full Racks enclosed area)
------------------------------------------------------------------------------------------------------------------------------------
ISP-VDC-SU            Setup Virtual Data Center                       1        $3,300        30%            $2,310
------------------------------------------------------------------------------------------------------------------------------------
EXO-MMS-BAS           Manage Monitoring Service Enhanced              32           $0                                             $0
                      (Standard per application server)
------------------------------------------------------------------------------------------------------------------------------------
EXO-FAST-LB-SU-NEW    Set-up for EXO-FAST or EXO-FAST-D100LB          1          $500        30%                                $350
------------------------------------------------------------------------------------------------------------------------------------
EXO-FAST-LB           Additional Load Balanced line 100Mbps           1          $500        30%                                $350
------------------------------------------------------------------------------------------------------------------------------------
EXO-POWER-30          30 Amp Power Circuit (208v)                     1          $360        30%                                $252
------------------------------------------------------------------------------------------------------------------------------------
EXO-POWER-SU          Power Circuit Setup                             1          $280        30%              $196
------------------------------------------------------------------------------------------------------------------------------------
BIG-HA                BIG/ip HA Fault-tolerant solution               1       $29,990        15%           $25,492
------------------------------------------------------------------------------------------------------------------------------------
3620                  Cisco 3620 2-slot Modular Router, AC            2        $6,900        20%           $11,040
                      Cisco 3620 IP, Power Cable, 110V,
                      1-Port Fast Ethernet Network Module
                      (TX Only) x2 (see next page config.)
------------------------------------------------------------------------------------------------------------------------------------
CON-SNT-3620          SMARTnet Maintenance                            2           600                       $1,200
------------------------------------------------------------------------------------------------------------------------------------
EXO-SIOS-C            Operating System Installation (per              32         $330        15%            $8,976
                      Class 1 server
------------------------------------------------------------------------------------------------------------------------------------
EXO-SIAP              Application Software Installation               8          $190        15%            $1,292
                      (per server) Cluster.  Includes the
                      SQL 7.0 Installation
------------------------------------------------------------------------------------------------------------------------------------
EXO-SIHW              Site Hardware Installation and                  32       $47.50                       $1,292
                      Wiring (per Server)
------------------------------------------------------------------------------------------------------------------------------------
                      Total:                                                                               $54,563           $15,162
------------------------------------------------------------------------------------------------------------------------------------

Usage above 5 Mbps:
--------------------------------------------------------------------------------
 Internet Data            Brief Description                  Qty     Per Megabit
Center Services    (Detailed description attached)
--------------------------------------------------------------------------------
EXO-ETHER-VU10    Variable Usage Cost per Megabit Above       1         $1,215
                  Base Amount  ($/megabit)
--------------------------------------------------------------------------------

Note:

o     Systems Administration (hourly) at $190.00 Hr.

o Please note that all Engineering time is based on an estimate if project goes beyond the estimated times, charges will be made accordingly.

                          INTERNET DATA CENTER SERVICES
                                   Order Form

                                                            Form Number:  0602-8

                                                            Date:  6/2/99
                                                             (Valid for 30 days)

Customer:  El Sitio USA

Cisco 3620 Router:
-------------------------------------------------------------------------------------------------------------------
Product Number:                       Description                        Qty          Unit Price           Extended
                                                                                                             Price
-------------------------------------------------------------------------------------------------------------------
3620                  Cisco 3620 2-slot Modular Router, AC                2                $2,900            $5,80[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
SF362C-11.3.5T        Cisco 3620 IP                                       2                    $0                $[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
CAB-AC                Power Cable, 110V                                   2                    $0                $[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
NM-IFE-TX             1-Port Fast Ethernet Network Module (TX Only)       4                $2,000            $8,0[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
                                                                                 Sub Total                  $13,8[ILLEGIBLE]
                                                                                 Less 20 %                   ($1,03[ILLEGIBLE]
                                                                                 Sub Total                    $11,0[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
CON-SNT-3620          SMARTnet Maintenance                                2                  $600            $1,2[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
Exodus Total                                                                                                  $12,2[ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------
Lead time - 5 days delivery                                       Shipping cost and tax will be added upon delivery


EXODUS COMMUNICATIONS, INC. PROPRIETARY AND CONFIDENTIAL (rev 6/98)

                           EXODUS COMMUNICATIONS, INC.

                    INTERNET DATA CENTER SERVICES ORDER FORM

                               SERVICES AND PRICES

Customer Name:    El Sitio USA
Form Date:        06/10/99
Form No.:         0601-3ceo & 0602-8

IMPORTANT INFORMATION:

(1) By submitting this Internet Data Center Services Order Form (Form) to Exodus Communications, Inc. (Exodus), Customer hereby places an order for the Internet Data Center Services described herein pursuant to the terms and conditions of the Internet Data Center Services Agreement between Customer and Exodus (IDC Agreement).

(2) Billing, with the exception of Setup Fees, will commence on the earlier of the Installation Date indicated below or the date Customer actually installs its equipment or Exodus begins providing Internet Data Center Services. All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form.

(3) Exodus will provide the Internet Data Center Services pursuant to the terms and conditions of the IDC Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form Exodus hereby rejects, any conflicting or additional terms provided by Customer in connection with Exodus' provision of Internet Data Center Services. If there is a conflict between this Form and any other form provided by Customer and accepted by Exodus, the Form with the latest date will control.

(4) Exodus will not be bound by or required to provide Internet Data Center Services pursuant to this Form or the IDC Agreement until each is signed by an authorized representative of Exodus.

Customer to complete:

CUSTOMER HAS READ, UNDERSTANDS AND HEREBY SUBMITS THIS ORDER.

Installation date:
                        ------------------------------------
Submitted by:                                                     Submission Date:
                        ------------------------------------                      ---------------------------------
                        (Authorized Signature)                                    (Effective Date of IDC Agreement)

Print Name:
                        ------------------------------------

Title:
                        ------------------------------------

Exodus Communications, Inc. Acceptance

___________________________________                               Date: __________________________
(Authorized Signature)

EXODUS COMMUNICATIONS, INC. PROPRIETARY AND CONFIDENTIAL (rev 6/98)

                           EXODUS COMMUNICATIONS, INC.

                     INTERNET DATA CENTER SERVICES AGREEMENT

THIS INTERNET CENTER SERVICES AGREEMENT (this "Agreement") is made effective as of the Submission Date (_________________ ____, 199____) indicated in the initial Internet Data Center Services Order Form accepted by Exodus, by and between Exodus Communications, Inc. ("Exodus") and the customer identified below ("Customer").

PARTIES:

CUSTOMER NAME:       ___________________________________________________

ADDRESS:             ___________________________________________________

                     ___________________________________________________

PHONE:               ___________________________________________________

FAX:                 ___________________________________________________

EXODUS COMMUNICATIONS, INC.
2650 San Tomas Expressway
Santa Clara, CA  95051
Phone:     (408) 346-2200
Fax:       (408) 346-2420

1.    INTERNET DATA CENTER SERVICES.

Subject to the terms and conditions of this Agreement, during the term of this Agreement, Exodus will provide to Customer the services described in the Internet Data Center Services Order Form(s) ("IDC Services Order Form(s)") accepted by Exodus, or substantially similar services if such substantially similar services would provide Customer with substantially similar benefits ("Internet Data Center Services"). All IDC Services Order Forms accepted by Exodus are incorporated herein by this reference, each as of the Submission Date indicated in such form.

2.    FEES AND BILLING.

      2.1 Fees. Customer will pay all fees due according to the IDC Services Order Form(s).

      2.2 Billing Commencement. Billing for Internet Data Center Services, other than Setup Fees, indicated in the initial IDC Services Order Form shall commence on the earlier to occur of (i) the "Installation Date" indicated on the initial IDC Services Order Form, regardless of whether Customer has commenced use of the Internet Data Services, unless Customer is unable to install the Customer Equipment and/or use the Internet Data Center Services by the Installation Date due to the fault of Exodus, then billing will not begin until the date Exodus has remedied such fault and (ii) the date the "Customer Equipment" (Customer's computer hardware and other tangible equipment, as identified in the Customer Equipment List which is incorporated herein by this reference) is placed by Customer in the "Customer Area" (the portion(s) of the Internet Data Centers, as defined in Section 3.1 below, made available to Customer hereunder for the placement of Customer Equipment) and is operational. All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form. In the event that Customer orders additional Internet Data Center Services, billing for such services shall commence on the date Exodus first provides such additional Internet Data Center Services to Customer or as otherwise agreed to by Customer and Exodus.

      2.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of each Exodus invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Exodus determines that Customer is not creditworthy or is otherwise not financially secure, Exodus may, upon written notice to Customer, modify the payment terms to require full payment before the provision of Internet Date Center Services or other assurances to secure Customer's payment obligation hereunder.

      2.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

3.    CUSTOMER'S OBLIGATIONS.

      3.1 Compliance with Law and Rules and Regulations. Customer agrees that Customer will comply at all times with all applicable laws and regulations and Exodus' general rules and regulations relating to its provision of Internet Data Center Services, as updated by Exodus from time to time ("Rules and Regulations"). Customer acknowledges that Exodus exercised no control whatsoever over the content of the information passing through its sites containing the Customer Area and equipment and facilities used by Exodus to provide Internet Data Center Services ("Internet Data Centers"), and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

      3.2 Customer's Costs. Customer agrees that it will be solely responsible, and at Exodus's request will reimburse Exodus, for all costs and expenses (other than those included as part of the Internet Data Center Services and except as otherwise expressly provided herein) it incurs in connection with this Agreement.

      3.3 Access and Security. Customer will be fully responsible for any charges, costs, expenses (other than those included in the Internet Data Center Services), and third party claims that may result form its use of, or access to, the Internet Data Centers and/or the Customer Area including but not limited to any unauthorized use of any access devices provided by Exodus hereunder. Except with the advanced written consent of Exodus, Customer's access to the Internet Data Centers will be limited solely to the individuals identified and authorized by Customer to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, as identified in the Customer Registration From, as amended from time to time, which is hereby incorporated by this reference ("Representatives").

      3.4 No Competitive Services. Customer may not at any time permit any Internet Data Center Services to be utilized for the provision of any services that compete with any Exodus services, without Exodus' prior written consent.

      3.5 Insurance.

      (a) Minimum Levels. Customer will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $5 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customer in Customer's and its agents' industries.

      (b) Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish Exodus with certificates of insurance which evidence the minimum levels of insurance set forth above.

      (c) Naming Exodus as an Additional Insured. Customer agrees that prior to the installation of any Customer Equipment, Customer will cause its insurance provider(s) to name Exodus as an additional insured and notify Exodus in writing of the effective date thereof.

4.    CONFIDENTIAL INFORMATION

      4.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

      4.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to the receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5.    REPRESENTATIONS AND WARRANTIES.

      5.1 Warranties by Customer.

      (a) Customer Equipment. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. Customer further represents and warrants that its placement, arrangement, and use of the Customer Equipment in the Internet Data Centers complies with the Customer Equipment Manufacturer's environmental and other specifications.

      (b) Customer's Business. Customer represents and warrants that Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customer's and users' use of the Internet Data Center Services (collectively, "Customers' Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation.

      (c) Rules and Regulations. Customer has read the Rules and Regulations and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

      (d) Breach of Warranties. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Exodus will have the right immediately, in Exodus' sole discretion, to suspend any related Internet Data Center Services if deemed reasonably necessary by Exodus to prevent any harm to Exodus and its business.

      5.2 Warranties and Disclaimers by Exodus.

            5.2(a) Service Level Warranty. In the event Customer experiences any of the following and Exodus determines in its reasonable judgment that such inability was caused by Exodus' failure to provide Internet Data Center Services for reasons within Exodus' reasonable control and not as a result of any actions or inactions of Customer or any third


EXODUS COMMUNICATIONS, INC. CONFIDENTIAL AND PROPRIETARY (rev 6/98)       Page 1
parties(including Customer Equipment and third party equipment), Exodus will, upon Customer's request in accordance with paragraph (iii) below, credit Customer's account as described below:

            (i) Inability to Access the Internet (Downtime). If Customer is unable to transmit and receive information from Exodus' Internet Data Centers (i.e., Exodus' LAN and WAN) to other portion of the Internet because Exodus failed to provide the Internet Data Center Services for more than fifteen (15) consecutive minutes, Exodus will credit Customer's account the pro-rata connectivity charges (i.e., all bandwidth related charges) for (1) day of service, up to an aggregate maximum credit of connectivity charges for seven (7) days of service in any one calendar (1) month. Exodus' scheduled maintenance of the Internet Data Centers and Internet Data Center Services, as described in the Rules and Regulations, shall not be deemed to be a failure of Exodus to provide Internet Data Center Services. For purposes of the foregoing, "unable to transmit and receive" shall mean sustained packet loss in excess of 50% based on Exodus' measurements.

            (ii) Packet Loss and Latency. Exodus does not proactively monitor the packet loss or transmission latency of specific customers. Exodus does, however, proactively monitor the aggregate packet loss and transmission latency within its LAN and WAN. In the event that Exodus discovers (either from its own efforts or after being notified by Customer) that Customer is experiencing packet loss in excess of one percent (1%) ("Excess Packet Loss") or transmission latency in excess of 120 milliseconds round trip time (based on Exodus' measurements) between any two Internet Data Centers within Exodus' U.S. network (collectively, "Excess Latency", and with Excess Packet Loss "Excess Packet Loss/Latency"), and Customer notifies Exodus (or confirms that Exodus has notified Customer), Exodus will take all actions necessary to determine the source of Excess Packet Loss/Latency.

                  (A) Time to Discover Source of Excess Packet Loss/Latency; Notification of Customer. Within two (2) hours of discovering the existence of Excess Packet Loss/Latency, Exodus will determine whether the source of the Excess Packet Loss/Latency is limited to the Customer Equipment and the Exodus equipment connecting the Customer Equipment to Exodus' LAN ("Customer Specific Packet Loss/Latency"). If the Excess Packet Loss/Latency is not a Customer Specific Packet Loss/Latency, Exodus will determine the source of the Excess Packet Loss/Latency within two (2) hours after determining that it is not a Customer Specific Packet Loss/Latency. In any event, Exodus will notify Customer of the source of the Excess Packet Loss/Latency within sixty (60) minutes after identifying the source.

                  (B) Remedy of Excess Packet Loss/Latency. IF the Excess Packet Loss/Latency remedy is within the sole control of Exodus, Exodus will remedy the Excess Packet Loss/Latency within two (2) hours of determining the source of the Excess Packet Loss/Latency. If the Excess Packet Loss/Latency is caused from outside of the Exodus LAN or WAN, Exodus will notify Customer and will use commercially reasonable efforts to notify the party(ies) responsible for the source and cooperate with it(them) to resolve the problem as soon as possible.

                  (C) Failure to Determine Source and/or Resolve Problem. In the event that Exodus is unable to determine the source of and remedy the Excess Packet Loss/Latency within the time periods described above (where Exodus was solely in control of the source), Exodus will credit Customer's account the pro-rata connectivity charges for one (1) day of service for every two (2) hours after the time periods described above that it takes Exodus to resolve the problem, up to an aggregate maximum credit of connectivity charges for seven (7) days of service in any one (1) month.

            (iii) Customer Must Request Credit: To receive any of the credits described in this section 5.2(a), Customer must notify Exodus within three (3) business days from the time Customer becomes eligible to receive a credit. Failure to comply with this requirement will forfeit Customer's right to receive a credit.

            (iv) Remedies Shall Not Be Cumulative; Maximum Credit: In the event that Customer is entitled to multiple credits hereunder arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event. In no event will Exodus be required to credit Customer in any one (1) calendar month connectivity charges in excess of seven (7) days of service. A credit shall be applied only to the month in which there was the incident that resulted in the credit. Customer shall not be eligible to receive any credits for periods in which Customer received any Internet Data Center Services free of charge.

            (v) Termination Option for Chronic Problems: If, in any single calendar month, Customer would be able to receive credits totaling fifteen (15) or more days (but for the limitation in paragraph (iv) above) resulting from three (3) or more events during such calendar month or, if any single event entitling customer to credits under paragraph 5.2(a)(i) exists for a period of eight (8) consecutive hours, then, Customer may terminate this Agreement for cause and without penalty by notifying Exodus within five (5) days following the end of such calendar month. Such termination will be effective thirty (30) days after receipt of such notice by Exodus.

THIS WARRANTY DOES NOT APPLY TO ANY INTERNET DATA CENTER SERVICES THAT EXPRESSLY EXCLUDE THIS WARRANTY (AS DESCRIBED IN THE SPECIFICATION SHEETS FOR SUCH PRODUCTS). THIS SECTION 5.2(a) STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY EXODUS TO PROVIDE INTERNET DATA CENTER SERVICES.

      (b) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (a) ABOVE, THE INTERNET DATA CENTER SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET DATA CENTER SERVICES IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES WILL BE UNINTERRUPTED, ERROR FREE, OR COMPLETELY SECURE.

      (c) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM EXODUS' INTERNET DATA CENTERS AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS WHICH EXODUS' CUSTOMERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6.    LIMITATIONS OF LIABILITY.

      6.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSONS VISITING THE INTERNET DATA CENTERS DOES SO AT ITS OWN RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN EXODUS' NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

      6.2 Damage to Customer Equipment or Business. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS RELATING TO, CUSTOMER'S BUSINESS RESULTING FROM ANY CAUSE WHATSOEVER. CERTAIN CUSTOMER EQUIPMENT, INCLUDING BUT NOT LIMITED TO CUSTOMER EQUIPMENT LOCATED ON CYBERRACKS, MAY BE DIRECTLY ACCESSIBLE BY OTHER CUSTOMERS. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN EXODUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT VALUE OF THE CUSTOMER EQUIPMENT.

      6.3 Exclusions. EXCEPT AS SPECIFIED IN SECTIONS 6.1 AND 6.2, IN NO EVENT WILL EXODUS BE LIABLE TO CUSTOMER, ANY REPRESENTATIVE, OR ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, CUSTOMER EQUIPMENT, CUSTOMER'S BUSINESS OR OTHERWISE, AND ANY LOST REVENUE, LOST PROFIT, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR OF ANY CUSTOMER EQUIPMENT OR CUSTOMER'S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, [ILLEGIBLE] (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

      6.4 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXODUS'S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO EXODUS HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

      6.5 Customer's Insurance. Customer agrees that it will not pursue any claims against Exodus for any liability Exodus may have under or relating to this Agreement unless Customer first makes claims against Customer's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

      6.6 Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7.    INDEMNIFICATION.

      7.1 Exodus' Indemnification of Customer. Exodus will indemnify, defend and hold Customer harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, and "Action") brought against Customer alleging (i) the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of Internet Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer's Business or Customer Equipment) and (ii) personal injury to Customer's Representatives from Exodus's gross negligence or willful misconduct.

      7.2 Customer's Indemnification of Exodus. Customer will indemnify, defend and hold Exodus, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought by or against Exodus, its affiliates or customers alleging: (a) with respect to the Customer's
Business: (i) infringement or misappropriation of any intellectual property rights; (ii) defamation, libel, slander, obscenity, pornography, violation of the rights of privacy or publicity; or (iii) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; (b) any damage or destruction to the Customer Area, the Internet Data Centers or the equipment of Exodus or any other customer by Customer or Representative(s) of Customer's designees; or (c) any other damage arising from the Customer Equipment or Customer's Business.

      7.3 Notice. Each party will provide the other party with prompt written notice upon of [ILLEGIBLE] existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

8.    TERM AND TERMINATION.

      8.1 Term. This Agreement will be effective for a period of one (1) year from Installation Date, unless earlier terminated according to the provisions of this Section. The Agreement will automatically renew for additional terms of one
(1) year each.

      8.2 Termination.

      (a) For Convenience.

      (i) By Customer During First Thirty Days. Customer may terminate this Agreement for convenience by providing written notice to Exodus at any time during the thirty (30) day period beginning on the Installation Date.


EXODUS COMMUNICATIONS, INC. CONFIDENTIAL AND PROPRIETARY (rev 6/98)       Page 2

      (ii) By Either Party. Either party may terminate this Agreement for convenience at any time effective after the first (1st) anniversary of the Installation Date by providing ninety (90) days' prior written notice to the other party at any time thereafter.

      (b) For Cause. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors: or (iii) the other party becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

      8.3 No Liability for Termination. Neither party will be liable to the other party for any termination or expiration of this Agreement in accordance with its terms.

      8.4 Effect of Termination. Upon the effective date of expiration or termination of this Agreement: (a) Exodus will immediately cease providing the Internet Data Center Services; (b) any and all payment obligations of Customer under this Agreement will become due immediately; (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and (d) Customer will remove from the Internet Data Centers all Customer Equipment and any of its other property within five (5) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or
(ii) liquidate the property in any reasonable manner.

      8.5 Customer Equipment as Security. In the event that Customer fails to pay Exodus all amounts owed Exodus under this Agreement when due, Customer Agrees that upon written notice, Exodus may take possession of any Customer Equipment and store it, at Customer's expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages.

      8.6 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 2, 3, 4, 5, 6, 7, 8 and 9.

9.    MISCELLANEOUS PROVISIONS.

      9.1 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

      9.2 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Space and use the Internet Data Centers and any equipment provided by Exodus in accordance with this Agreement, (ii) Customer has not been granted any real property interest in the Customer Space or Internet Data Centers, and
(iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances. For good cause, including the exercise of any rights under Section 8.5 above, Exodus may suspend the right of any Representative or other person to visit the Internet Data Centers.

      9.3 Marketing. Customer agrees that Exodus may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in Exodus' marketing materials and web site. Customer hereby grants Exodus a license to use any Customer trade names and trademarks solely in connection with the rights granted to Exodus pursuant to this Section 9.3.

      9.4 Governmental Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

      9.5 Non-Solicitation. During the period beginning on the Installation Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Customer agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Exodus during such period.

      9.6 Governing Law; Dispute Resolution, Severability; Waiver. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request that JAMS appoint a single arbitrator possessing knowledge of online services agreements; however the arbitration will proceed even if such a person is unavailable. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

      9.7 Assignments; Notices. Customer may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Exodus, except that Customer may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Exodus may assign this Agreement in whole or in part. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

      9.8 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

      9.9 Entire Agreement; Counterparts. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Customer's and Exodus' authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

CUSTOMER                                   EXODUS COMMUNICATIONS, INC.


Signature:                                 Signature:
           ---------------------------                --------------------------

Print name: __________________________     Print name: _________________________

Title:      __________________________     Title:      _________________________


EXODUS COMMUNICATIONS, INC. CONFIDENTIAL AND PROPRIETARY (rev 6/98)       Page 3

                          EXODUS COMMUNICATIONS, INC.

                     INTERNET DATA CENTER SERVICES AGREEMENT

THE INTERNET DATA CENTER SERVICES AGREEMENT (this "Agreement") is made effective as of the Submission Date (June 14, 1999) indicated in the initial Internet Data Center Services Order Form accepted by Exodus, by and between Exodus Communications, Inc. ("Exodus") and the customer identified below ("Customer").

PARTIES:

CUSTOMER NAME:           EL SITIO USA
                       ---------------------------------------
ADDRESS:                 6161 BLUE LAGOON DR.
                       ---------------------------------------
                         MIAMI FL 33126
                       ---------------------------------------
PHONE:                   305.262.4500
                       ---------------------------------------
FAX:                     305.262.6645
                       ---------------------------------------

EXODUS COMMUNICATIONS, INC.
2650 San Tomas Expressway
Santa Clara, CA 99051
Phone: (408) 346-2200
Fax:   (408) 346-2420

1. INTERNET DATA CENTER SERVICES.

Subject to the terms and conditions of this Agreement, during the term of this Agreement, Exodus will provide to Customer the services described in the Internet Data Center Services Order Form(s) ("IDC Services Order Form(s)") accepted by Exodus, or substantially similar services if such substantially similar services would provide Customer with substantially similar benefit ("Internet Data Center Services"). All IDC Services Order Forms accepted by Exodus are incorporated herein by this reference, each as of the Submission date indicated in such form.

2. FEES AND BILLING.

      2.1 Fees. Customer will pay all fees due according to the IDC Services Order Form(s).

      2.2 Billing Commencement. Billing for Internet Data Center Services, other than Setup Fees, indicated in the initial IDC Services Order Form shall commence on the earlier to occur of (i) the "Installation Date" indicated in the initial IDC Services Order Form, regardless of whether Customer has commenced use of the Internet Data Center Services, unless Customer is unable to install the Customer Equipment and/or use the Internet Data Center Services by the Installation Date due to the fault of Exodus, then billing will not begin until the date Exodus has remedied such fault and (ii) the date the "Customer Equipment" (Customer's computer hardware and other tangible equipment, as identified in the Customer Equipment List which is incorporated herein by this reference) is placed by Customer in the "Customer Area" (the portion(s) of the Internet Data Centers, as defined in Section 3.1 below, made available to Customer hereunder for the placement of Customer Equipment) and is operational. All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form. In the event that Customer orders additional Internet Data Center Services, billing for such services shall commence on the date Exodus first provides such additional Internet Data Center Services to Customer or as otherwise agreed to by Customer and Exodus.

      2.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of such Exodus invoice. All payments will be made in U.S. dollars. Late payment hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Exodus determines that Customer is not creditworthy or is otherwise not financially secure, Exodus may, upon written notice to Customer, modify the payment terms to require full payment before the provision of Internet Data Center Services or other assurances to secure Customer's payment obligations hereunder.

      2.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or exacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

3. CUSTOMER'S OBLIGATIONS.

      3.1 Compliance with Law and Rules and Regulations. Customer agrees that Customer will comply at all times with all applicable laws and regulations and Exodus' general rules and regulations relating to its provision of Internet Data Center Services, as updated by Exodus from time to time ("Rules and Regulations"). Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through its sites containing the Customer Area and equipment and facilities used by Exodus to provide Internet Data Center Services ("Internet Data Centers"), and that it is the sole responsibility of Customer to assure that the information it transmits and receives complies with all applicable laws and regulations.

      3.2 Customer's Costs. Customer agrees that it will be solely responsible, and at Exodus's request will reimburse Exodus, for all costs and expenses (other than those included as part of the Internet Data Center Services and except as otherwise expressly provided herein) it incurs in connection with this Agreement.

      3.3 Access and Security. Customer will be fully responsible for any charges, costs, expenses (other than those included in the Internet Data Center Services), and third party claims that may result from its use of, or access to, the Internet Data Centers and/or the Customer Area including but not limited to any unauthorized use of any access devices provided by Exodus hereunder. Except with the advanced written consent of Exodus, Customer's access to the Internet Data Centers will be limited solely to the individuals identified and authorized by Customer to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, as identified in the Customer Registration Form, as amended from time to time, which is hereby incorporated by this reference ("Representatives").

      3.4 No Competitive Services. Customer may not at any time permit any Internet Data Center Services to be utilized for the provision of any services that compete with any Exodus services, without Exodus' prior written consent.

      3.5 Insurance.

      (a) Minimum Levels. Customer will keep in full force and effect during the term of this Agreement" (i) comprehensive general liability insurance in an amount not less than $[Illegible] million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

      (b) Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish Exodus with certificates of insurance which evidence the minimum levels of insurance set forth above.

      (c) Naming Exodus as an Additional Insured. Customer agrees that prior to the installation of any Customer Equipment, Customer will cause its insurance provider(s) to name Exodus as an additional insured and notify Exodus in writing of the effective date thereof.

4. CONFIDENTIAL INFORMATION.

      4.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, not disclose to any third party (except as required by law or in that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

      4.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5. REPRESENTATIONS AND WARRANTIES.

      5.1 Warranties by Customer.

      (a) Customer Equipment. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. Customer further represents and warrants that its placement, arrangement, and use of the Customer Equipment in the Internet Data Centers complies with the Customer Equipment Manufacturer's environmental and other specifications.

      (b) Customer's Business. Customer represents and warrants that Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customers' and users' use of the Internet Data Center Services (collectively, "Customer's Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation.

      (c) Rules and Regulations. Customer has read the Rules and Regulations and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

      (d) Breach of Warranties. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Exodus will have the right immediately, in Exodus' sole discretion, to suspend any related Internet Data Center Services if deemed reasonably necessary by Exodus to prevent any harm to Exodus and its business.

      5.2 Warranties and Disclaimers by Exodus.

            5.2(a) Service Level Warranty. In the event Customer experiences any of the following and Exodus determines in its reasonable judgment that such inability was caused by Exodus' failure to provide Internet Data Center Services for reasons within Exodus' reasonable control and not as a result of any actions or inactions of Customer or any third parties (including Customer Equipment and third party equipment), Exodus will, upon Customer's request in accordance with paragraph (iii) below, credit Customer's account as described below:

            (i) Inability to Access the Internet (Downtime). If Customer is unable to transmit and receive information from Exodus' Internet Data Centers (i.e., Exodus' LAN and WAN) to other portions of the Internet because Exodus failed to provide the Internet Data Center Services for more than fifteen (15) consecutive minutes, Exodus will credit Customer's account the pro-rata connectivity charges (i.e., all band width related charges) for one (1) day of service, up to an aggregate maximum credit of connectivity charges for seven (7) days of service in any one calendar (1) month. Exodus' scheduled maintenance of the Internet Data Centers and Internet Data Center Services as described in the Rules and Regulations, must not be deemed to be a failure of Exodus to provide Internet Data Center Services. For purposes of the foregoing, "unable to transmit and receive" shall mean sustained partial loss in excess of 50% based on Exodus' measurements.

            (ii) Packet Loss and Latency. Exodus does not proactively monitor the packet loss or transmission latency of specific customers. Exodus does, however, proactively monitor the aggregate packet loss and transmission latency within LAN and WAN. In the event that Exodus discovers (either from its own efforts or after being notified by Customer) that Customer is experiencing packet loss in excess of one percent (1%) ("Excess Packet Loss") or transmission latency in excess of 120 milliseconds round trip time (based on Exodus' measurements) between any two Internet Data Centers within Exodus' U.S. network (collectively, "Excess Latency", and with Excess Packet Loss "Excess Packet Loss/Latency") and Customer notifies Exodus (or confirms that Exodus has notified Customer), Exodus will create all actions necessary to determine the source of the Excess Packet Loss Latency.

                  (A) Time to Discover Source of Excess Packet Loss/Latency:
Notification of Customer. Within two (2) hours of discovering existence of Excess Packet Loss/Latency, Exodus will determine whether the source of the Excess Packet Loss/Latency is limited to the Customer Equipment and the Exodus equipment connecting the Customer Equipment to Exodus' LAN ("Customer Specific Packet Loss/Latency"). If the Excess Packet Loss/Latency is not a Customer specific Packet Loss/Latency, Exodus will determine the source of the Excess Packet Loss/Latency within two (2) hours after determining that it is not a Customer Specific Packet Loss/Latency. In any event, Exodus will notify Customer of the source of the Excess Packet Loss/Latency within sixty (60) minutes after identifying the source.

                  (B) Remedy of Excess Packet Loss/Latency. If the Excess Packet Loss/Latency remedy is within the sole control of Exodus, Exodus will remedy the Excess Packet Loss/Latency within two (2) hours of determining the source of the Excess Packet Loss/Latency. If the Excess Packet Loss/Latency is caused from outside of the Exodus LAN or WAN, Exodus will notify Customer and will use commercially reasonably efforts to notify the party(ies) responsible for the source and cooperate with it (them) to resolve the problem as soon as possible.

                  (C) Failure to Determine Source and/or Resolve Problem: In the event that Exodus is unable to determine the source and remedy the Excess Packet Loss/Latency within the time periods described above (where Exodus was solely in control of the source), Exodus will credit Customer's account the pro-rata connectivity charges for one (1) day of service for every two (2) hours after the time periods described above that it takes Exodus to resolve the problem, up to an aggregate maximum credit of connectivity charges for seven (7) days of service in any one (1) month.

      (iii) Customer Must Request Credit: To receive any of the credit described in this section 5.2(a), Customer must notify Exodus within three (3) business days from the time Customer becomes eligible to receive credit. Failure to comply with this requirement will forfeit Customer's right to receive a credit.

      (iv) Remedies Shall Not Be Cummulative; Maximum Credit: In the event that Customer is entitled to multiple credit hereunder arising from the same event, such credits shall not be cummulative and Customer shall be entitled to receive only the maximum single credit available for such event. In no event will Exodus be required to credit Customer in any one (1) calendar month connectivity charges in excess of seven (7) days of service. A credit shall be applied only to the month in which there was the incident that resulted in the credit. Customer shall not be eligible to receive any credit for periods in which Customer received any Internet Data Center Services free of charge.

      (v) Termination Option for Chronic Problems: If, in any single calendar month, Customer would be able to receive credits totaling fifteen (15) or more days (but for the limitation in paragraph (iv) above) resulting from three (3) or more events during such calendar month or, if any single event [ILLEGIBLE] customer to credits under paragraph 5.2(a)(i) exists for a period of eight (8) consecutive hours, then, Customer may terminate this Agreement for cause and without penalty by notifying Exodus within five (5) days following the end of such calendar month. Such termination will be effective thirty (30) days after receipt of such notice by Exodus.

THIS WARRANTY DOES NOT APPLY TO ANY INTERNET DATA CENTER SERVICES THAT EXPRESSLY EXCLUDE THIS WARRANTY (AS DESCRIBED IN THE SPECIFICATION SHEETS FOR SUCH PRODUCTS). THIS SECTION 5.2(a) STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY EXODUS TO PROVIDE INTERNET DATA CENTER SERVICES.

      (b) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (a) ABOVE, THE INTERNET DATA CENTER SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET DATA CENTER SERVICES IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF [ILLEGIBLE] FITNESS FOR A PARTICULAR PURPOSE, [ILLEGIBLE] AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE.

      (c) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM EXODUS' INTERNET DATA CENTERS AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH EXODUS' CUSTOMERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6. LIMITATIONS OF LIABILITY.

      6.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSONS VISITING THE INTERNET DATA CENTERS DOES SO AT ITS OWN RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN EXODUS' NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

      6.2 Damage to Customer Equipment or Business. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS RELATING TO, CUSTOMER'S BUSINESS RESULTING FROM ANY CAUSE WHATSOEVER. CERTAIN CUSTOMER EQUIPMENT, INCLUDING BUT NOT LIMITED TO CUSTOMER EQUIPMENT LOCATED ON CYBERRACKS, MAY BE DIRECTLY ACCESSIBLE BY OTHER CUSTOMERS. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN EXODUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT VALUE OF THE CUSTOMER EQUIPMENT.

      6.3 Exclusions. EXCEPT AS SPECIFIED IN SECTIONS 6.1 AND 6.2, IN NO EVENT WILL EXODUS BE LIABLE TO CUSTOMER, ANY REPRESENTATIVE, OR ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT. CUSTOMER EQUIPMENT, CUSTOMER'S BUSINESS OR OTHERWISE, AND ANY LOST REVENUE, LOSS PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA OR INTERRUPTION OR LOSS OF USE OF SERVICE OR OF ANY CUSTOMER EQUIPMENT OR CUSTOMER'S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

      6.4 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXODUS'S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO EXODUS HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

      6.5 Customer's Insurance. Customer agrees that it will not pursue any claims against Exodus for any liability Exodus may have under or relating to this Agreement until Customer first makes claims against Customer's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

      6.6 Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7. INDEMNIFICATION

      7.1 Exodus's Indemnification of Customer. Exodus will indemnify, defend and hold Customer harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action or proceeding (each, as "Action") brought against Customer alleging (i) the infringement of any third party registered U.S. copyright or issued U.S. parent resulting from the provision of Internet Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer's Business or Customer Equipment) and (ii) personal injury to Customer's Representatives from Exodus's gross negligence or willful [ILLEGIBLE].

      7.2 Customer's Indemnification of Exodus. Customer will indemnify, defend and hold Exodus, its affiliates and customer harmless from and against any and all Losses resulting from or arising out of any Action brought by or against Exodus, its affiliates or customers alleging: (a) with respect to the Customer's
Business: (i) infringement or misappropriation of any intellectual property rights; (ii) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; (iii) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; (b) any damage or destruction to the Customer Area, the Internet Data Centers or the equipment of Exodus or any other customer by Customer or Representative(s) or Customer's designees; or (c) any other damage arising from the Customer Equipment or Customer's Business.

      7.3 Notice. Each party will provide the other party prompt written notice upon of the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

8. TERM AND TERMINATION.

      8.1 Term. This Agreement will be effective for a period of one (1) year from the Installation Date, unless earlier terminated according to the provisions of this Section 8. The Agreement will automatically renew for additional terms of one (1) year each.

      8.2 Termination.

      (a) For Convenience.

      (i) By Customer During First Thirty Days. Customer may terminate this Agreement for convenience by providing written notice to Exodus at any time during the thirty (30) day period beginning on the Installation Date.


EXODUS COMMUNICATIONS, INC. CONFIDENTIAL AND PROPRIETARY (rev 6/98)       Page 2

      (ii) By Either Party. Either Party may terminate this Agreement for convenience at any time effective after the first (1st) anniversary of the Installation Date by providing ninety (90) days prior written notice to the other party at any time thereafter.

      (b) For Cause. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus: (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors: or (iii) the other party becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

      8.3 No liability for Termination. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

      8.4 Effect of Termination. Upon the effective date of expiration or termination of this Agreement (a) Exodus will immediately cease providing the Internet Data Center Services; (b) any and all payment obligations of Customer under this Agreement will become due immediately; (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and (d) Customer will remove from the Internet Data Centers all Customer Equipment and any of its other property within the Internet Data Centers within five (5) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property with such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner.

      8.5 Customer Equipment as Security. In the event that Customer fails to pay Exodus all amounts owed Exodus under this Agreement when due, Customer Agrees that upon written notice, Exodus may take possession of any Customer Equipment and store it, at Customer's expense, until taken in full or partial satisfaction of any lien or judgement, all without being liable to prosecution or for damages.

      8.6 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 2, 3, 4, 5, 6, 7, 8 and 9.

9. MISCELLANEOUS PROVISIONS.

      9.1 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

      9.2 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Space and use the Internet Data Centers and any equipment provided by Exodus in accordance with this Agreement, (ii) Customer has not been granted any real property interest in the Customer Space or Internet Data Centers, and
(iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances. For good cause, including the exercise of any rights under Section 8.5 above, Exodus may suspend the right of any Representative or other person to visit the Internet Data Centers.

      9.3 Marketing. Customer agrees that Exodus may refer to Customer by trade name and trademark and may briefly describe Customer's Business in Exodus marketing materials and web site. Customer hereby grants Exodus a license to use any Customer trade names and trademarks solely in connections with the rights granted in Exodus persons to this Section 9.3.

      9.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

      9.5 Non-Solicitation. During the period beginning on the Installation Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Customer agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Exodus during such period.

      9.6 Governing Law: Dispute Resolution, Severability: Waiver. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgement remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request that JAMS appoint a single arbitrator possessing knowledge of [ILLEGIBLE] services agreements; however the arbitration will proceed even if such a person is unavailable. To the extent any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will receive in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

      9.7 Assignment: Notices. Customer may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Exodus, except that Customer may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Exodus may assign this Agreement in whole or part. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight carrier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

      9.8 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

      9.9 Entire Agreement; Counterparts. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Customer's and Exodus's authorized representatives have read the foregoing and all documents therein and agree and accept such terms effective as of the date first above written.

CUSTOMER                               EXODUS COMMUNICATIONS, INC.

Signature:____________________         Signature:_______________________________

Print Name: __________________         Print Name: _____________________________

Title: _______________________         Title: __________________________________


EXODUS COMMUNICATIONS, INC. CONFIDENTIAL AND PROPRIETARY (rev 6/98)       Page 3

                           EXODUS COMMUNICATIONS, INC.

                          Equipment Purchase Agreement

      This Equipment Purchase Agreement (the "Agreement") is entered into between Exodus Communications, Inc. ("Exodus") and El Sitio USA (the "Customer") is entered into as of 8/13, 1999 (the "Effective Date").

      NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, Customer agrees to purchase and Exodus agrees to deliver to Customer the equipment (the "Equipment") set forth on Order Form attached hereto as Exhibit A as follows:

      1. SHIPPING AND HANDLING. All Equipment is provided FOB vendor facility. Shipment will be made as specified by Customer and Customer is solely responsible for all expenses in connection with the delivery of the Equipment. The Equipment will be deemed accepted by Customer upon shipment.

      2. PURCHASE PRICE AND TAXES. Customer shall pay to Exodus the purchase price as defined on Exhibit A hereto ("Purchase Price") for each item of Equipment. Customer hereby grants and Exodus reserves a purchase money security interest in the Equipment and the proceeds thereof as a security for its obligations hereunder until payment of the full Purchase Price to Exodus. The Purchase Price is due and payable within thirty (30) days of shipment of the Equipment. Customer shall pay all taxes and other governmental charges assessed in connection with the sale, use or possession of the Equipment including, without limitation, any and all sales and/or use taxes and personal property taxes (other than taxes on Exodus' net income).

      3 TITLE. Customer shall acquire title to the Equipment upon full payment of the purchase price(s) set forth herein. Notwithstanding the foregoing, Exodus and any licensor of rights to Exodus shall retain title to and rights in the intellectual property (whether or not subject to parent or copyright) and content contained in the materials supplied under the terms of this Agreement.

      4. SELECTION OF EQUIPMENT; MANUFACTURER WARRANTY. Customer acknowledges that is has selected the Equipment and disclaims any statements made by Exodus. Customer acknowledges and agrees that use and possession of the Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Exodus has the right, assigned to Customer. THE FOREGOING WARRANTY IS THE EXCLUSIVE WARRANTY AND IS IN LIEU OF ANY ORAL REPRESENTATION AND ALL OTHER WARRANTIES AND DAMAGES, WHETHER EXPRESSED, IMPLIED OR STATUTORY. EXODUS HAS NOT MADE NOR DOES MAKE ANY OTHER WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OF NONINFRINGEMENT OF THIRD PARTY RIGHTS AND AS TO EXODUS AND ITS ASSIGNEES, CUSTOMER PURCHASES THE EQUIPMENT "AS IS".

      5. LIMITATION OF LIABILITY. Exodus' entire liability for any damages which may arise hereunder, for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including Exodus' negligence, or otherwise, shall be limited to the Purchase Price paid by Customer for the Equipment. IN NO EVENT WILL EXODUS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF BUSINESS OR PROSPECTIVE BUSINESS OPPORTUNITIES, PROFITS, SAVINGS, INFORMATION, USE OR OTHER COMMERCIAL OR ECONOMIC LOSS, EVEN IF EXODUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      6. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, the parties to this Agreement hereby consent to jurisdiction and venue in the courts of the state of California and in the U.S. District Courts in the City of San Francisco, California.

      7. MISCELLANEOUS. The above terms and conditions are the only terms and conditions upon which Exodus is willing to sell the Equipment and supersede all previous agreements, promises or representations, oral or written. Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by Exodus without need of further notice of objection, and shall be of no effect or in any way binding upon Exodus. No waiver of any breach or default by or failure to require strict performance of Customer shall waive any other breach or default. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g. photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Exodus and Customer.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date first set out above.

EXODUS COMMUNICATIONS INC.                 CUSTOMER:

By:                                        By:
   ----------------------------------         ----------------------------------

Name:                                      Name:
     --------------------------------           --------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------


Equipment Purchase Agreement (Standard Rev. 05/99)
EXODUS CONFIDENTIAL AND PROPRIETARY